                                                                   EXHIBIT 10.39

                                                                 EXECUTION DRAFT


                             DISTRIBUTION AGREEMENT
                             ----------------------


     THIS DISTRIBUTION AGREEMENT (the "Agreement") is entered into as of March 17, 1999 (the "Effective Date"), between Jutvision Corporation, a Delaware corporation with an office located at 124 University Avenue #202, Palo Alto, CA 94301 ("Jutvision"), and Windermere Real Estate Services Company, a Washington corporation with an office located at 5424 Sand Point Way N.E. Seattle, WA 98105 ("Company").


     Jutvision uses the Jutvision Technology and provides the Production Services. Company operates the Company Sites. Jutvision desires to provide virtual tour technology and Production Services for the Company Sites. In consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:


1. DEFINITIONS
   -----------

     1.1  "Company Originated Order" means any order received by Jutvision for
          ------------------------
Production Services placed by a Sales Agent via (i) a co-branded electronic order form contained on any of the Company Sites; (ii) an order form indicating the unique tracking number Jutvision has assigned Company; or (iii) a telephone or facsimile order referencing the unique tracking number Jutvision has assigned Company.

     1.2  "Company Site" means the collection of HTML documents residing on
           ------------
servers operated by or for Company or its affiliate, including without limitation Company's intranet, and accessible on or after the Effective Date by Sales Agents.


     1.3  "Confidential Information" means any trade secrets, confidential data
           ------------------------
or other confidential information oral or written relating to or used in the business of the other party (the "Disclosing Party"), that a party may obtain from the Disclosing Party during the term of this Agreement (the "Confidential Information"). The terms of this Agreement will constitute Confidential Information, except to the extent that such information is disclosed in good faith to a legitimate potential, or actual, strategic investor, investment banker, venture capital firm, or consultant.

     1.4  "Jutvision Image" means an electronic image of a Property produced by
           ---------------
or on behalf of Jutvision.

     1.5  "Jutvision Technology" means software and hardware, including the
           --------------------
Jutvision for Java Software, used to capture, process and view Jutvision Images.

     1.6  "Jutvision Tour" means the combined Production Services supplied by
           --------------
Jutvision with respect to a single Property.


     1.7  "Production Services" means the services provided by or on behalf of
           -------------------
Jutvision in producing Jutvision Images.

     1.8  "Property" means any piece of residential, commercial, new
           --------
construction or resort real estate within the Territory, including without limitation new homes, offered for sale or resale.

     1.9  "Sales Agent" means any sales agent, sales representative or broker of
           -----------
Company.

     1.10 "Service Provider Network" means the network of individuals
           ------------------------
throughout the Territory with whom Jutvision has entered into agreements to capture images at designated sites on Jutvision's behalf.

     1.11 "Territory" means the area within the United States and Canada in
           ---------
which Company has Sales Agents.


     1.12 "Virtual Tour Images" means 360, three-dimensional, virtual
           -------------------
reality, virtual tour, virtual walkthrough or other similar images, or production services for such images.


2.  PROVISION OF PRODUCTION SERVICES; EXCLUSIVITY
    ---------------------------------------------


     2.1  Sales and Billing.  Jutvision will be responsible for receiving and
          -----------------
fulfilling orders and invoicing and collecting revenues for all sales of Production Services. Company will be responsible for, and shall work with Jutvision regarding, providing a mechanism for Sales Agents to order Production Services at the same time listings are created on the Company Sites.

     2.2  Image Capturing, Processing and Posting.
          ---------------------------------------

          (a) Jutvision will have sole responsibility for, and will bear all costs associated with, capturing images at designated sites through its Service Provider Network and processing captured images to create Jutvision Images. Company will permit posting of Jutvision Images to the Company Sites, and the parties will use best efforts to work together to expeditiously implement, and maintain throughout the term of this Agreement, a system whereby Jutvision will be capable of posting Jutvision Images to the Company Sites. Company will be responsible for maintaining quality Jutvision Images posted to the Company Sites.

          (b) Jutvision will use commercially reasonable efforts to have a member of its Service Provider Network available to capture Jutvision Images within three (3) business days after Jutvision has received an order from a Sales Agent in the following areas: 30 miles by road east and west of Highway I-5 from the Canadian border to Olympia including Kitsap Pennisula; Spokane within a 30 mile radius; TriCities (WA) within a 30 mile radius; Vancouver (WA) within a 30 mile radius; Portland within a 30 mile radius; Salem within a 30 mile radius; Eugene/Springfield within a 30 mile radius; and Boise (ID) within a 30 mile radius ("Core Service Areas"). Notwithstanding any other provisions of this Agreement, in the event that within any of the Core Service Areas a Jutvision Service Provider member is not available to capture Jutvision Images, within three (3) business days after order receipt, twenty-five (25%) or more of the time within a given month due to no fault of Company or Sales Agents, then, subject to a thirty (30) day cure period, Company may enter into an agreement with a third party for service comparable to the Production Services in such Core Service Area without being in breach of this Agreement. In cities outside the Core Service Areas in Washington and Oregon, Jutvision will use commercially reasonable efforts to have a member of its Service Provider Network available within ten (10) business days when a community has at least four (4) orders for Jutvision Production Services to be captured at one time.

          (c) Jutvision will use commercially reasonable efforts to process and post each Jutvision Image on behalf of Sales Agents within four (4) business days after capture of such Jutvision Image, provided that such posting is not delayed by factors attributable to Company or Sales Agents. Notwithstanding any other provisions of this Agreement, in the event that within a given city, within a given month twenty-five percent (25%) or more of the Jutvision Images are posted to the Company Sites more than five (5) business days after capture due to no fault of Company or Sales Agents, then, subject to a thirty (30) day cure period, Company may enter into an agreement with a third party for services comparable to the Production Services in that city without being in breach of this Agreement.


     2.3  Exclusivity.  Except as specifically provided in Sections 2.2(b),
          -----------
2.2(c), 2.4, and 4.1, Jutvision will be the exclusive provider of Virtual Tour Images for the Company Sites in those territories where Jutvision offers services. Company will not directly or indirectly promote itself or act as a provider of Virtual Tour Images, nor will it promote or use the services of any third party acting in such capacity in territories where Jutvision is the exclusive provider of Virtual Tour Images for the Company. In addition, Company will not permit any Virtual Tour Images, or related services or technology, of any third party to be posted to, linked to or otherwise made accessible through the Company Sites in territories where Jutvision is the exclusive provider of Virtual Tour Images for the Company. Jutvision is an approved vendor of Company for the term of this Agreement.

     2.4  Service Provider Network.  Jutvision will implement the Service
          ------------------------
Provider Network in each of the following Core Service Areas by March 15, 1999:
30 miles by road east and west of Highway I-5 from the Canadian border to Olympia including Kitsap Pennisula, Spokane within a 30 mile radius, Portland, and Vancouver (WA) within a 30 mile radius. By April 19, 1999, Jutvision will implement the Service Provider Network in the remaining Core Service Areas and will provide service (as defined in Section 2.2(b)) to cities outside the Core Service Areas. Jutvision will continue discussions with Windermere to develop an appropriate solution for Whistler BC by April 30, 1999. Notwithstanding
Section 2.3, in the event Jutvision fails to implement the Service Provider Network in the Territory in accordance with the schedule set forth above, Company may provide, or may enter into agreements with third parties to provide, services comparable to the Production Services until such time as Jutvision expands the Service Provider Network into such areas. Upon Jutvision's implementation of the Service Provider Network in such area, Company shall commence using Jutvision's Production Services as soon as practicable.

     2.5  Performance of Service Providers. Company reserves the right to notify
          --------------------------------
Jutvision in writing of unacceptable performance by a member of the Service Provider Network. Company's notice will state with specificity the basis for such notice. Jutvision will have fourteen (14) days from the date of receipt of such notice to investigate and correct the performance problem, if possible. In the event that after such 14-day period Jutvision has not corrected such problem to Company's reasonable satisfaction, Jutvision shall substitute another Service Provider Network member within five (5) business days. For the purposes of this
Section 2.5, "unacceptable performance" means (i) inappropriate or unprofessional attire or (ii) illegal, potentially illegal or patently offensive behavior.

3.  MARKETING AND PROMOTION
    -----------------------

     3.1  Company Obligations.  Company agrees to market, promote and facilitate
          -------------------
orders of the Production Services as follows:

               (a)  Company Sites.  Company agrees to market and promote the
                    -------------
Production Services on the Company Sites. Such marketing and promotion will include, without limitation:

                    (i) inclusion of one or more electronic order forms on the Company Sites permitting Sales Agents to submit orders for Production Services to Jutvision via the Internet and Intranet; and

                    (ii) where deemed appropriate by Company, inclusion of text promoting Jutvision as an approved vendor and a display of the Jutvision logo on the Intranet, located above the fold (i.e., visible to an end user without scrolling or navigation on a 640 by 480 pixel page), that, when clicked on, links directly to an HTML page containing an electronic order form permitting Sales Agents to submit orders for Production Services to Jutvision via the Internet and Intranet.

               (b)  Print Advertising. To the extent Company creates and
                    -----------------
distributes print advertising promoting the Company Sites, including without limitation print advertising in magazines, flyers and newsletters, Company will include in such advertising, as Company reasonably deems appropriate from time to time, a Jutvision logo and a brief, suitable reference to the availability of the Production Services.

               (c)  Seminars and Trade Shows. Company, at its discretion and as
                    ------------------------
it deems appropriate, will (i) invite Jutvision to speak and promote its Production Services at seminars and training sessions Company conducts for Sales Agents during the term of this Agreement and (ii) make booth space and sponsorships available to Jutvision for purchase at trade shows, or conventions, or other Company events that Company hosts or attends if such shows or conventions are for approved vendors of Company generally or focus on Internet marketing.

               (d)  Joint Press Release. Company will participate with Jutvision
                    --------------------
in expeditiously issuing a joint press release regarding the relationship established through this Agreement. Each party shall agree on the form and content of such press release and will furnish its written acceptance of, or comments on, the proposed announcement within 48 hours; otherwise such proposed announcement will be deemed approved. Any other press announcement by either party regarding the subject matter of this Agreement will be subject to the other party's approval, which shall not be withheld or delayed unreasonably.

               (e)  Advertisements of Competitors. In territories where
                    -----------------------------
Jutvision is the exclusive provider of Virtual Tour Images, Company will not display any advertisements of any competitor of Jutvision anywhere within the Company Sites during the term of this Agreement without the prior approval of Jutvision. For the purposes of this Section 3.1(e), "competitor of Jutvision" means any provider of Virtual Tour Images, including, but not limited to, IPIX, Live Picture, BeHere, URThere, NetXL and Cyclovision.


     3.2  Additional Obligations.  Subject to Windermere's prior approval, which
          ----------------------
Windermere will not unreasonably withhold or delay, Jutvision may promote the relationship established under this Agreement on Jutvision's Web site and in its marketing materials. Jutvision and Company will, from time to time, use reasonable efforts to cooperate in joint marketing efforts. Each party will assign a project manager to act as the primary liaison with respect to the relationship.

4.  [*]

     4.1  Price.  If during the term of this Agreement, Jutvision charges Sales
          -----
Agents in excess of [*] for Company Originated Orders consisting of four panoramic scenes posted to the Company Site ("Basic Package"), then Company, upon written notice to Jutvision, will have 30 days to convert this Agreement to a non-exclusive Agreement for the remainder of the term. In the event Company elects to convert to a non-exclusive Agreement, Jutvision will have no obligation thereafter to [*] pursuant to Section 4.2. During the term, Jutvision agrees that the amount charged to Sales Agents for Basic Packages will not be greater than the amounts charged to other brokers for Basic Packages of the same quality and quantity and in the same time period and geographic region.

     4.2 [*]. Except as provided in Section 4.1, during the term of this Agreement, Jutvision will [*] to Company based on sales of Production Services [*] as follows:

          (a) With respect to all Company Originated Orders fulfilled by Jutvision during the term of this Agreement through which Jutvision Images are posted to a Company Site, Jutvision will [*] Company for each calendar quarter [*] for each Jutvision Tour so sold for which Jutvision has received payment during the quarter; provided, however, that Jutvision will have no obligation to [*] Company aggregate [*] in excess of [*] during the twelve (12) month period commencing on the Effective Date or during any subsequent twelve (12) month period during the term of this Agreement.

          (b) No [*] will be due hereunder (i) with respect to Production Services or Jutvision Tours sold to third parties other than as expressly set forth above and (ii) with respect to any Production Services Jutvision distributes free of charge on a promotional basis.

     4.3  Invoices; Reports;[*].Calculation of quarterly [*] will commence
          ---------------------
immediately for the calendar quarter in which the Effective Date occurs. Jutvision will make all [*] of [*] from the end of each calendar quarter. With each quarterly [*], Jutvision will provide a report stating the number of Jutvision Tours sold in accordance with Sections 4.2(a) during the quarter and providing a [*] of the [*].


5.  PROPRIETARY RIGHTS
    ------------------

     5.1  Jutvision for Java Software.
          ---------------------------



[*]  = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
       WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                      -2-
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          (a)  Jutvision hereby grants to Company a nonexclusive, worldwide, royalty-free license to use the Jutvision for Java Software, in object code only, to display on the Company Sites, including Company's intranet, Jutvision Images licensed in Section 5.2. "Use" means storing, loading, installing, executing or displaying the Jutvision for Java Software. Company may not modify the Jutvision for Java Software or disable any licensing or control features of the Jutvision for Java Software.

          (b) The Jutvision for Java Software is owned and copyrighted by Jutvision. The license set forth in this Section 5.1 confers no title to, nor ownership in, the Jutvision for Java Software and is not a sale of any rights in the Jutvision for Java Software.

          (c) Company may only make copies or adaptations of the Jutvision for Java Software for archival purposes or when copying or adaptation is an essential step in the authorized use of the Jutvision for Java Software. Company must reproduce all copyright notices in the original Jutvision for Java Software on all copies or adaptations. Company may only transfer class files when they are called on by a "requesting" server in the normal course of Java Applet execution. Company may not distribute the Jutvision for Java Class files. Any transfer or copying of the Jutvision for Java Software by Company other than as expressly provided herein constitutes a material breach of this Agreement.

          (d) Company may only use the Jutvision for Java Software to read .jut files, a file format proprietary to Jutvision.

          (e) Company may not tamper with or alter in any way the image displayed when loading each Jutvision Image ("Jutvision Splash Screen") and Company shall not hinder the Jutvision Splash Screen from being fully visible upon loading of each Jutvision Image. Company will not obstruct in any way the Jutvision Splash Screen and/or screen logo with any other images, frames, tables or any other HTML or JavaScript code.

          (f) Company will not disassemble or decompile the Jutvision for Java Software including single Jutvision Java Class files under any circumstances. The disassembly or decryption by Company of any Jutvision Java Class file constitutes a material breach of this Agreement.

          (g) Company will not export or re-export the Jutvision for Java Software or any copy or adaptation in violation of any applicable laws or regulations.

          (h) The Jutvision for Java Software and any accompanying documentation have been developed entirely at private expense. They are delivered and licensed as "commercial computer software" as defined in DFARS 252.227-7013 (Oct 1988), DFARS 252.211-7015 (May 1991) or DFARS 252.227-7014
(Jun 1995), as a "commercial item" as defined in FAR 2.101(a), or as "Restricted computer software" as defined in FAR 52.227-19 (Jun 1987)(or any equivalent existing or superseding agency regulation or contract clause), whichever is applicable. Company has only those rights provided for such Jutvision for Java Software and any accompanying documentation by the applicable FAR or DFARS clause or agreement between Company and Jutvision.

     5.2  Jutvision Images.
          ----------------


          (a) All Jutvision Images, whether or not produced for Company customers and whether or not posted to or linked to the Company Sites, are, and at all times will remain, the exclusive property of Jutvision, and no provision of this Agreement implies any transfer to Company of any ownership interest in any Jutvision Image.

          (b) Jutvision hereby grants to Company a nonexclusive, worldwide, royalty-free, nontransferable license to display, perform and reproduce on the Company Sites, including Company's intranet, each Jutvision Image that is posted to the Company Sites during the term of this Agreement or for which payment has been received, solely for the purposes contemplated in this Agreement. Company will not distribute, modify, edit, or prepare derivative works from the Jutvision Images without the prior written permission of Jutvision. The foregoing license does not include any right to grant or authorize sublicenses.


     5.3  Trademarks.
          ----------

          (a) Jutvision owns and at all times will continue to own the trademarks, service marks and/or trade names JUTVISION and the Jutvision logo, as well as any name or mark Jutvision may subsequently adopt as a trade name or to designate the Production Services (collectively, the "Jutvision Marks"), and Company will not take any actions inconsistent with Jutvision's ownership rights. Company owns and at all times will continue to own the trademarks, service marks and/or trade names customarily used by Company during the term of this Agreement (the "Company Marks"), and Jutvision will not take any actions inconsistent with Company' ownership rights.

          (b) Subject to the restrictions set forth herein, Jutvision hereby grants Company a nonexclusive, worldwide, royalty-free, fully paid up, nontransferable right to use the Jutvision Marks, during the term of this Agreement, in each case only upon Jutvision's prior written consent, solely in connection with promotion and marketing of the Production Services as provided in Section 3. Upon Company's prior written consent, and solely in connection with promotion and marketing of the Production Services as provided in Section 3, Company may grant to Jutvision a non-exclusive, worldwide, royalty-free, fully paid up, non-transferable right to use the Company marks. Any use of the other party's marks must be commensurate with the style, appearance, and quality of Company's services and/or products bearing such marks. Each party's use of the other party's marks will not create in the using party any right, title, or interest therein or thereto, and all such use will inure to the exclusive benefit of the other party. Any use of the other party's marks except as provided herein is strictly prohibited and constitutes a material breach of this Agreement.

     5.4  Limitation on Grant of Rights.  Except as expressly provided herein,
          -----------------------------
neither party receives any other right or license to the technology or intellectual property of the other party.


6.  TERM AND TERMINATION
    --------------------

     6.1  Term.  Unless earlier terminated as set forth below, this Agreement
          ----
will become effective upon the Effective Date and continue for a period of twenty-four (24) months. Thereafter, this Agreement will be automatically renewed for successive one (1) year periods unless either party notifies the other in writing not less than ninety (90) days prior to the end of the then-current term of its intention to terminate this Agreement as of the end of such term.

     6.2  Termination for Breach.  This Agreement will terminate in the event a
          ----------------------
party breaches any material term, condition or representation of this Agreement or fails to perform any of its material obligations or undertakings hereunder, and fails to remedy such default within forty-five (45) days after being notified by the non-breaching party of such breach or failure.

     6.3  Survival of Certain Terms.  The provisions of Sections 5.1(b), 5.1(e)-
          -------------------------
(h), 5.2(a), 5.3, 5.4, 6.3, 7, 8, 9 and 10 will survive the expiration or termination of this Agreement for any reason. Sections 5.1(a), 5.1(c)-(d) and 5.2(b) will survive the expiration or termination of this Agreement; provided, however, that (i) following such expiration or termination, the licenses granted therein will be limited to display, performance and reproduction of the Jutvision Images on Company's intranet for internal purposes only; (ii) such sections will immediately terminate, together with the licenses set forth therein, in the event Company violates any of the restrictions set forth in Sections 5.1 or 5.2 at any time; and (ii) upon any such termination, Company will cease all use of the Jutvision Images and Jutvision for Java Software and will purge all Jutvision for Java Software and Jutvision Images from its servers. All other rights and obligations of the parties will cease upon expiration or termination of this Agreement. Upon termination or expiration of this Agreement, Company and Jutvision will cease all use of marks of the other party.


7.  CONFIDENTIALITY
    ---------------

     Each party agrees to treat the other party's Confidential Information with the same degree of care as it maintains its own information of a similar nature. Each party will use at least the same procedures and degree of care which it uses to protect the confidentiality of its own Confidential

Information of like importance, and in no event less than reasonable care.

8.  REPRESENTATIONS AND WARRANTIES
    ------------------------------

     Each party represents and warrants to the other that (i) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) it has full right, power and authority to enter into this Agreement and to perform all of its obligation hereunder; (iii) this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms; and (iv) its execution, delivery and performance of this Agreement will not result in a breach of any material agreement or understanding to which it is a party or by which it or any of its material properties may be bound. THE WARRANTIES PROVIDED BY THE PARTIES HEREIN ARE THE ONLY WARRANTIES PROVIDED HEREIN AND ARE IN LIEU OF ALL OTHER WARRANTIES BY THE PARTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.


9.  LIMITATION OF LIABILITY
    -----------------------

     EXCEPT WITH RESPECT TO A BREACH BY EITHER PARTY OF ITS OBLIGATIONS DESCRIBED IN SECTION 2.3 OR 7, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS OR ANY FORM OF INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER FROM ANY CAUSES OF ACTION OF ANY KIND WITH RESPECT TO THIS AGREEMENT WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.



10.  GENERAL PROVISIONS
     ------------------

     10.1  Notices.  Any notice required or permitted by this Agreement will be
           -------
deemed given if sent by registered mail, postage prepaid, addressed to the other party at the address set forth at the top of this Agreement. Delivery will be deemed effective three (3) days after deposit with postal authorities.

     10.2  Miscellaneous.  Nonperformance of either party will be excused to the
           -------------
extent that performance is rendered impossible by storm, lockout or other labor trouble, riot, war, rebellion, strike, fire, flood, accident or other act of God, governmental acts, orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the gross negligence or willful misconduct of the non-performing party. The relationship of Jutvision and Company established by this Agreement is that of independent contractors. This Agreement will be governed by and construed under the laws of the State of California without reference to conflict of laws principles. This Agreement, together with all exhibit and attachments hereto, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default. Neither party may assign this Agreement, or assign or delegate any right or obligation hereunder, without the prior written consent of the other party; provided, however, that either party may assign this Agreement or assign or delegate its rights and obligations under this Agreement to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise. This Agreement may be executed by exchange of signature pages by facsimile and/or in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.



JUTVISION CORPORATION                    WINDERMERE REAL ESTATE SERVICES COMPANY


    /s/ Howard Field                          /s/ Geoffrey P. Wood
By:_____________________________         By:_____________________________

       Howard Field                              Geoffrey P. Wood
Name: __________________________         Name:___________________________

       Vice President                           President
Title:__________________________         Title:__________________________

       3-22-99                                  3-18-99
Date: __________________________         Date:___________________________


                                      -4-